UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2009

SPARTAN MOTORS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-13611 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1000 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securitites Act (17 CFR 230.425).
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01	Other Events

On June 30, 2009, Kenneth K. Kaczmarek, a member of the Board of Directors of Spartan Motors, Inc. (the "Registrant"), entered into a Sales Plan (the "Plan") with a securities brokerage firm to sell up to 1,581 shares of the Registrant's common stock beneficially owned by Mr. Kaczmarek. The number of shares to be sold pursuant to the Plan is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other recapitalization events.

The Plan directs the brokerage firm to sell the shares at a specified price during the period beginning on September 14, 2009, and ending September 30, 2009, subject to earlier termination of the Plan. All sales of shares pursuant to the Plan are subject to the terms and conditions of the Plan.

The Plan is intended to comply with the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended. Rule 10b5-1 permits insiders to sell shares of stock over a designated period of time by establishing pre-arranged written plans at a time when the insiders are not in possession of material non-public information.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2009	SPARTAN MOTORS, INC. /s/ John E. Sztykiel —————————————— By: John E. Sztykiel Its: President & CEO

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